SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 17, 2002 (Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-4121 (Commission File Number)

36-2382580 (IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265 (Address of principal executive offices and zip code)

(309)765-8000 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		(99.1)	Press release - Deere & Company to consolidate production capacity, improve asset management in Commercial & Consumer Equipment Division.

		(99.2)	Press release - The Home Deport, Deere & Company announce agreement to sell new series of John Deere lawn tractors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ MICHAEL A. HARRING Michael A. Harring Secretary

Dated: June 17, 2002

Exhibit Index

Number and Description of Exhibit		Sequential Page Number

(99.1)	Press release - Deere & Company to consolidate production capacity, improve asset management in Commercial & Consumer Equipment Division.	Page 5

(99.2)	Press release - The Home Deport, Deere & Company announce agreement to sell new series of John Deere lawn tractors.	Page 7

EXHIBIT 99.1

Deere & Company One John Deere Place Moline, IL 61265 USA

FOR IMMEDIATE RELEASE

Contact: Ken Golden, Manager, Public Relations 309-765-5678

Deere & Company to consolidate production capacity, improve asset management in Commercial & Consumer Equipment Division

     MOLINE, Illinois (June 17, 2002) - Deere & Company announced today that its second-largest business unit, the Commercial & Consumer Equipment Division, is realigning its manufacturing operations in order to improve asset utilization and lower costs. As part of this effort, the company will close facilities in Williamsburg, Virginia, and Jeffersonville, Indiana, and streamline operations at Horicon, Wisconsin.

     Deere said these actions will result in pretax charges totaling $50 million over the third and fourth quarters. As a result, the company said, the division's operating performance will improve by approximately $25 million pretax on an annualized basis starting next year. This announcement does not change the company's outlook for operating margins in 2002.

     Although these actions will rationalize the division's overall production capacity, Deere said the plans fully anticipate the substantial production increases of the new 100-series of lawn tractors to be sold at John Deere dealers and at The Home Depot. Deere separately announced today that introduction of the new 100-series line along with a new agreement with The Home Depot is expected to increase lawn tractor sales in both the dealer and mass channels, thereby increasing production at the John Deere plant in Greeneville, Tennessee.

     In the last 12 months, the Commercial & Consumer Equipment Division's asset reduction efforts have eliminated over $400 million in inventories and wholesale receivables. The actions announced today will further improve asset utilization. The Williamsburg and Jeffersonville plants are expected to close by October 31, the end of Deere's fiscal year.

     "While closing these locations is a necessary business decision, we remain committed to assist employees who are negatively affected by these actions. We have told employees about our plans today and we are fully involved with actions to assist displaced employees in finding other job opportunities outside the company," said John Jenkins, president of the Commercial & Consumer Equipment Division.

     Production of Gator® Utility Vehicles at the Williamsburg, Virginia manufacturing facility, which employs approximately 200 people, will move to facilities in Horicon, Wisconsin, Deere's largest factory in the Commercial & Consumer Equipment Division and Welland, Ontario, where some of the Gator® Utility Vehicle line is already produced. Some Williamsburg employees will be offered transfers as a part of the realignment.

     In Jeffersonville, Indiana, John Deere will close a plant that produces Great Dane™ commercial mowing equipment and consolidate production from that leased facility to the company's primary turf care equipment plant in Fuquay-Varina, North Carolina. Deere employs around 35 fulltime employees plus a number of contracted workers at the Great Dane™ facility. Deere said some employees in Indiana will also be eligible for transfers.

     The John Deere plant in Fuquay-Varina, which today employs approximately 395 individuals, already produces John Deere-branded turfcare equipment and will add production of Great Dane-branded products for John Deere dealers and Great Dane distributors.

     In addition to the manufacturing realignment, employment in the Horicon operations will be reduced through a special retirement incentive. Furthermore, approximately 100 jobs will transfer from Horicon to North Carolina. The work performed by these transferred employees was not directly related to onsite Horicon operations.

     Overall, realignment and streamlining will reduce employment in Deere's Commercial & Consumer Equipment Division by approximately 300 employees or about seven percent of the total workforce in the division.

     "We have plans in place to ensure that these activities will not disrupt our capabilities to ship orders," Jenkins said. "These actions, when combined with the new Home Depot contract, provide a sound foundation for the necessary improvements in revenue, profitability and asset utilization expected for our division to retain its market-leading position throughout the industry."

Safe Harbor Statement

     This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including estimates of the costs and expenses and the effect on future expenses and performance, are based on management's current expectations and are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

EXHIBIT 99.2

The Home Depot (logo)

FOR IMMEDIATE RELEASE

Contact: Don Harrison The Home Depot 770-384-5821
Ken Golden Deere & Company 309-765-5678

The Home Depot, Deere & Company announce agreement to sell new series of John Deere lawn tractors

     MOLINE, Ill./ATLANTA (June 17, 2002) - Deere & Company and The Home Depot, the world's largest home improvement retailer, today announced an agreement to sell an exciting new line of John Deere-branded lawn and garden tractors in the retailer's more than 1,400 home improvement stores beginning early next Spring.

     "The Home Depot has a proud history of providing our customers not only with the best service and prices, but with the best quality brands," said Bob Nardelli, chairman, president and CEO, The Home Depot. "John Deere's reputation for quality, product support and brand awareness is unsurpassed. We're delighted to be their first ever mass retail partner for John Deere-branded lawn tractors."

     The agreement places John Deere-branded riding mowing equipment for sale in the mass channel for the first time in John Deere's history. Models of the new John Deere 100-series lawn tractors will be sold at The Home Depot and at John Deere dealers. The dealers will continue to sell John Deere's broad range of lawn and garden equipment. Additionally, John Deere dealers will provide support and service for lawn tractors sold both at the dealers and at The Home Depot.

     "We believe this agreement is unique by offering a new line of quality John Deere lawn tractors in the mass channel with the renown service and support capability of John Deere dealers," said Robert W. Lane, chairman and CEO, Deere & Company. "We look forward to this powerful combination of The Home Depot and John Deere dealers."

     Terms of the agreement were not disclosed but the companies said the new 100-series by John Deere replaces Scotts® tractors, which have been built for Home Depot by John Deere since 1998. The new 100-series lawn tractors will be offered in cutting widths from 42 inches to 54 inches with various horsepower ratings.

     John Jenkins, president of Deere's Commercial & Consumer Equipment Division, said, "By marketing the new 100-series John Deere lawn tractor simultaneously through Home Depot and our dedicated John Deere dealers, we will reach a wider range of consumers for both John Deere lawn equipment and the service and support capabilities of John Deere dealers. Based on this, we expect a significant increase in the number of lawn tractors sold both at The Home Depot and at John Deere dealers."

     As part of the agreement, Deere said it would discontinue manufacturing the Scotts® brand and also eliminate the Sabre® brand of lawn tractors sold through John Deere dealers. Deere said the new 100-series will be available at Home Depot stores and John Deere dealers for the 2003 selling season and will be manufactured at an existing facility in Greeneville, Tennessee.

     "This is an exciting new opportunity for John Deere dealers, The Home Depot and for John Deere. This combination provides customers in the mass and dealer channels with the finest product and the best service and support available to customers anywhere," said Jenkins.

ABOUT JOHN DEERE

     As the world's leading producer of equipment for agriculture and forestry, Deere & Company (NYSE: DE) creates smart and innovative solutions, in the form of advanced machines, services and concepts, for customers on the farmsite, worksite and homesite worldwide.

ABOUT THE HOME DEPOT

     Founded in 1978, The Home Depot operates more than 1,404 stores in the U.S., Canada, Mexico and the Caribbean and is the fastest growing retailer in history. Fortune magazine named The Home Depot the number one Specialty Retailer for eight consecutive years, ranked number eighteen in the Fortune 500 and sixth Most Admired Company in America. The company's stock is publicly traded (NYSE:HD) and is included in the Dow Jones Industrial Average and the Standard & Poor's 500 Index.